Exhibit (c)(2)

                [LETTERHEAD OF SPECTRUM EQUITY INVESTORS, L.P.]


                                                     March 6, 1998

PriCellular Corporation
711 Westchester Avenue
White Plains, NY 10604

Dear Sirs:

         This will confirm that we hereby agree to be bound by Section 4.05 of the Voting Agreement dated as of the date hereof by and among American Cellular Corporation, and the holders of PriCellular Corporation ("PriCellular") but only with respect to the shares of PriCellular Series A Preferred Stock we own.

                                             SPECTRUM EQUITY INVESTORS, L.P.
                                            By: Spectrum Equity Associates, L.P.
                                                     its General Partner

                                            By:   /s/ Brion Applegate
                                               ---------------------------------
                                               Name: Brion Applegate
                                               Title: General Partner